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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington D.C. 20549


                                Form 8-K


                             CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)  February 9, 1998
                                                  ----------------


                       QUALITY SYSTEMS, INC.
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        (Exact name of registrant as specified in its charter)



    California               0-13801               95-2888568
-----------------   ------------------------    ----------------
 (State or other    (Commission File Number)    (I.R.S. Employer
   jurisdiction                                Identification No.)
of incorporation)



17822 East 17th Street, Suite 210, Tustin, California     92780
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       (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code  (714) 731-7171
                                                     -------------


                         Not Applicable
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   (Former name or former address, if changed since last report.)


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Item 5.     Other Events.

     On February 12, 1997, the Board of Directors of Quality Systems, Inc. (the "Company") authorized the repurchase on the open market of up to ten percent of its outstanding common stock at various times through February
12, 1998, subject to compliance with applicable laws and regulations (the "Stock Repurchase"). The timing and amount of any repurchase was at the discretion of the Company's management. Through February 8, 1998, the Company had repurchased 40,100 shares. On February 9, 1998, the Company's Board of Directors authorized an extension of the Stock Repurchase through February 9, 1999.

     The statements above about the potential repurchase of shares of the Company's Common Stock are forwarded-looking statements and actual results could differ materially from those anticipated as a result of various factors. The Company's management could, in the exercise of its judgment, decide not to effect any additional repurchases, or to repurchase fewer shares than authorized. There is no assurance that any repurchase will have a positive market impact.



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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  QUALITY SYSTEMS, INC.

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February 12, 1998                  By:   /s/ Robert G. McGraw
                                      ---------------------------
                                      Robert G. McGraw
                                      Chief Financial Officer

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